UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 17, 2012

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On September 17, 2012, Willis Lease Finance Corporation (the “Company”) closed an asset-backed securitization (“ABS”) through a newly-created, bankruptcy-remote, Delaware statutory trust, Willis Engine Securitization Trust II (“WEST II”), of which the Company is the sole beneficiary.  WEST II issued and sold $390 million aggregate principal amount of Class 2012-A Term Notes (the “Notes”).  The assets and liabilities of WEST II will remain on the Company’s balance sheet.

In connection with this transaction, the Company and WEST II entered into a number of agreements, in addition to the Note Purchase Agreement previously reported on the Company’s 8-K filed September 7, 2012, listed below:

1.                                       Asset Transfer and Liquidation Agreement dated as of September 14, 2012 by and between the Company and Willis Engine Securitization Trust (“WEST”), providing for, among other things, the sale by WEST to the Company of the beneficial ownership interests in WEST Engine Acquisition LLC (“WEST Acquisition”) in order that WEST may redeem all of its issued and outstanding indebtedness and thereafter liquidate and distribute its remaining assets, including WEST Engine Funding LLC (“WEST Funding”), to the Company.

2.                                       Acquisition Transfer Agreement dated as of September 14, 2012 by and among the Company, WEST II, Facility Engine Acquisition LLC (“Facility Acquisition”), WEST Acquisition and WEST Funding, providing for, among other things, the contribution by the Company of its ownership interests in Facility Acquisition and WEST Acquisition to WEST II in consideration for the issuance by WEST II of its beneficial ownership interests to the Company and the payment by WEST II of the cash portion of the purchase price.

3.                                       Indenture dated as of September 14, 2012 among WEST II, Deutsche Bank Trust Company Americas (“DBTCA”), the Company and Crédit Agricole Corporate and Investment Bank, providing for the issuance by WEST II of the Notes.

4.                                       Servicing Agreement dated as of September 17, 2012 among WEST II, the Company, Facility Acquisition, WEST Acquisition, Willis Engine Securitization (Ireland) Limited (“Willis Ireland”) and 79 engine-owning trusts (the “WEST II Trusts”), providing for the appointment of the Company as the servicer of the assets of WEST II, Facility Acquisition, WEST Acquisition, Willis Ireland and the WEST II Trusts.

5.                                       Administrative Agency Agreement dated as of September 17, 2012 among WEST II, the Company, DBTCA, as trustee, Facility Acquisition, WEST Acquisition, Willis Ireland and the WEST II Trusts, providing for the appointment of the Company as the administrative agent of WEST II, Facility Acquisition, WEST Acquisition, Willis Ireland and the WEST II Trusts.

A portfolio of 79 commercial jet aircraft engines and leases thereof (of which 13 will be transferred after the closing) secures the obligations of WEST II under the ABS.  The Notes have no fixed amortization and are payable solely from revenue received by WEST II from the engines and the engine leases, after certain expenses of WEST II.  The Notes bear interest at 5.50% per annum.  The Notes may be accelerated upon the occurrence of certain events, including the failure to pay interest for five business days after the due date thereof.  The Notes are expected to be paid in 10 years.  The legal final maturity of the Notes is September 15, 2037.

Item 1.02: Termination of a Material Definitive Agreement

In connection with the transactions described above, effective September 17, 2012, the following agreements previously filed by the Company as exhibits to, and described in, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 relating to WEST were terminated:

1.                                       Servicing Agreement dated as of August 9, 2005 among WEST, the Company, West Funding and 58 engine-owning trusts (the “WEST Trusts”).

2.                                       Administrative Agency Agreement dated as of August 9, 2005 among WEST, the Company, DBTCA, as trustee, West Funding and the WEST Trusts.

Item 7.01: Regulation FD Disclosure

On September 21, 2012, the Company issued a news release in connection with the matters described above announcing completion of the ABS transaction.  A copy of the news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

The Company hereby furnishes the following exhibit pursuant to Item 7.01, “Regulation FD Disclosure.”

Exhibit No.	Description
99.1	News release by Willis Lease Finance Corporation, dated September 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 21, 2012

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release by Willis Lease Finance Corporation, dated September 21, 2012